Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-154774, 333-160426, 333-139524, 333-145510, 333-111478, 333-82910, 333-128371 and 333-119406) and Form S-8 (Nos. 333-160010, 333-141805, 333-137777, 333-69441, 333-37276, 333-37278, 333-103433, 333-103435, 333-69445 and 333-153843) of Kulicke and Soffa Industries, Inc. of our report dated December 16, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
December 16, 2009